October 15, 2018

La Jolla Pharmaceutical Company
4550 Towne Centre Court
San Diego, CA 92121
Re:     La Jolla Pharmaceutical Company Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of La Jolla Pharmaceutical Company, a California corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 750,000 shares of the Company’s common stock, par value $0.0001 per share, (the “Shares”). The Shares are to be issued under the Company’s 2018 Employee Stock Purchase Plan (the “Plan”).
In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan, and against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.
This opinion is limited to the effect of the current state of the laws of the State of California and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.
We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ GIBSON, DUNN & CRUTCHER LLP